UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Rittenhouse Circle

Bristol, PA 19007

(Address of principal executive offices/Zip Code)

(215) 826-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreements

On February 16, 2007, StoneMor GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of StoneMor Partners L.P., a Delaware limited partnership (the “Company”), entered into separate Indemnification Agreements with each of Howard L. Carver and Peter K. Grunebaum, directors of the General Partner.

The terms of these agreements are consistent with the terms of the indemnification provided to the other directors of the of the General Partner and by the General Partner’s limited liability company agreement. The General Partner is required to indemnify, Messers Carver and Grunebaum, in addition to its other directors, to the fullest extent of the law, against liabilities, costs and expenses incurred by such directors. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. The General Partner is also required to indemnify the directors for criminal proceedings unless these persons acted with knowledge that their conduct was unlawful. Any such indemnification will be only out of the assets of the General Partner.

The foregoing brief summary of the Indemnification Agreements is not intended to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and with StoneMor GP LLC (incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q for its quarterly period ended September 30, 2004) .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2007		STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its general partner

		By:	/s/ William R. Shane
		Name:	William R. Shane
		Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and with StoneMor GP LLC (incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q for its quarterly period ended September 30, 2004) .

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